Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, William C. Yip, Chief Financial Officer, Vice President and Director of the managing general partner, Prudential-Bache Properties, Inc. (the “Managing General Partner”), of Prudential-Bache/Watson & Taylor, Ltd.-2 (the “Partnership”), hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Partnership’s Annual Report on Form 10-K for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ William C. Yip
William C. Yip Chief Financial Officer, Vice President and Director of the Managing General Partner March 30, 2005